Exhibit  4.03

                       INCORPORATED UNDER THE LAWS OF THE

                                STATE OF FLORIDA

                                                           CUSIP NO. 92933Q 20 0

                            WTAA INTERNATIONAL, INC.

           AUTHORIZED COMMON STOCK: 50,000, SHARES - PAR VALUE: $.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

                Shares of WTAA INTERNATIONAL, INC. Common Stock

  transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the
                                   Registrar.


Witness the facsimile seal of the Corporate and the facsimile signatures of its duly authorized officers


          ------------------
                        Date

                            WTAA INTERNATIONAL, INC.
                                 CORPORATE SEAL
                                    FLORIDA
COUNTERSIGNED AND REGISTERED                                 /s/  R Vaison
  SILVER STATE REGISTRAR                                     PRESIDENT/SECRETARY
    P.O. Box 17985 Salt Lake City, Utah


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